UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 24, 2020, Kenneth Puzder resigned from his position as a member of our Board of Directors. There were no known disagreements with Mr. Puzder regarding any matter relating to our operations, policies, or practices. Mr. Puzder will continue to serve as our Chief Financial Officer.

Also on June 24, 2020, our Interim CEO, Emiliano Aloi, was appointed to serve as an additional member of our Board of Directors.

Emiliano Aloi, age 46, has served as our Interim Chief Executive Officer since April 24, 2020. He also served as our President from March 11, 2019 through April 24, 2020 and has served as a member of our Advisory Board since January 9, 2019. Prior to joining Exactus Inc., Mr. Aloi co-founded Ceed2Med, LLC (“C2M”) in 2018 a global sourcing and distribution platform for industrial hemp and industrial hemp-derived products. From January, 2017 to November, 2017, Mr. Aloi served as Vice President and Director of Strategic Development for GenCanna Global, Inc., where he initiated a go-to-market strategy, recruited the commercial leadership team, developed compliance, executed product launches, and advanced distribution in European markets. In 2016 Mr. Aloi achieved the first country-wide agricultural permit for hemp cultivation in Uruguay. In addition, Mr. Aloi co-sponsored research programs for Stevia and Aloe Vera extraction methods from 2010 to 2013 and participated in the insertion of Chia as a novel crop in Paraguay in 2011. Mr. Aloi also co-developed the agricultural solid biofuels program for Camargo Correas Cement company, a Loma Negra subsidiary from 2009 to 2011.

Mr. Aloi was a co-founder of C2M, our largest shareholder. For a description of our transactions with C2M, please refer to our Annual Report on Form 10-K filed May 22, 2020, under the heading “Certain Relationships and Related Transactions, and Director Independence.” Mr. Aloi will also continue to serve as our Interim CEO.

Finally, also on June 24, 2020, Alvaro Daniel Alberttis was appointed to serve as our new Chief Operating Officer.

Alvaro Daniel Alberttis, age 43, has served as a member of our Board of Directors since January 16, 2020. Mr. Alberttis is an entrepreneurial executive, advisor and investor with over twenty years of experience across diverse small-middle market businesses and nonprofit organizations. Since 2013, he has served as the Managing Director of Strategic Philanthropy for The Kannico Agency, LLC. At the Kannico Agency, Mr. Alberttis directs strategy and execution of the firm’s global philanthropic consulting operations. In addition, Mr. Alberttis is an experienced commercial banking executive, and has served in a multitude of financial advisory positions for consumers and corporations for over thirteen years. He began his commercial banking career as a Senior Branch Manager with a staff of thirty and transitioned into a Senior Commercial Banker advising clients in all industries with a specialization in Government, Large Nonprofit and Educational clients across the South East U.S. As a commercial banker, Mr. Alberttis has served with JP Morgan Chase, NA (2011-2017); PNC Bank NA (2007-2011); and TD Bank, NA (2004-2007). Since 2013, he has also served as a Trustee of the Quantum Foundation, a private philanthropic foundation focused solely on supporting healthcare initiatives. Mr. Alberttis holds a B.S. in Business Management from Lynn University (2010), and a Master's Degree in Nonprofit Management from Florida Atlantic University (2013).

Mr. Alberttis will also continue to serve as a member of our Board of Directors. Mr. Alberttis’ compensation and other employment arrangements for his service as COO will be determined in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.
Date: June 30, 2020	By: /s/ Kenneth Puzder Kenneth Puzder Chief Financial Officer